UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, TN 37932
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, the Board promoted Mr. Horowitz to Chief Operating Officer of the Company, effective as of May 8, 2019.

Mr. Horowitz, age 63, previously served as the Company’s Chief Operations Consultant from April 2017 until his promotion to the Company’s Chief Operating Officer in May 2019. He also currently serves as a director of the Company. Mr. Horowitz has served as the Managing Director of Capital Strategists, LLC, which provides corporate, strategic, and financial consulting services, since 2006. He also serves as an advisor to family trusts and private individuals, with a focus on financial asset management, real estate management and special situation investments. He has served as the Managing Member of Plata LLC since 2017. Earlier in his career, Mr. Horowitz was a charter member of the New York Futures Exchange, was a Senior Vice President managing principal equity investment accounts, private equity investments and public offerings at Drake Capital Securities, and managed the trading department at the Los Angeles office of Laidlaw Equities. He was also a partner at Stanley Capital, a private equity buyout firm. Mr. Horowitz was the chairman and a member of two general obligation bond fund committees, raising more than $500 million in general revenue bonds for the Beverly Hills Unified School District (“BHUSD”). Subsequently, he was named the first chairman of both the state of California-mandated Citizens’ Oversight Committee and Facilities Advisory Committee, overseeing expenditure of all BHUSD general obligation bond funds. Mr. Horowitz is a founding member of the Los Angeles Chapter of the Positive Coaching Alliance. He founded and is currently the president of the Beverly Hills Basketball League, a youth basketball program that serves more than 35,000 families. Mr. Horowitz has also served as a member of the board of directors of the American Youth Soccer Organization and Beverly Hills Little League. He holds a Juris Doctor degree from Benjamin N. Cardozo School of Law in New York City and a Bachelor of Arts degree from Washington University in St. Louis.

Mr. Horowitz does not have a family relationship with any of the current executive officers or directors of the Company. Other than set forth herein, there is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Company and Mr. Horowitz, which was a related person transaction within the meaning of Item 404(a) of Regulation S-K. During the year ended December 31, 2018, the Company paid Mr. Horowitz (Capital Strategists) $190,000 as an independent contractor.

On May 8, 2019, the Company amended Mr. Horowitz’s independent contractor agreement for Mr. Horowitz to become Chief Operating Officer (the “Horowitz Agreement Amendment”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Horowitz Agreement Amendment provides that Mr. Horowitz will (i) serve as the Company’s Chief Operating Officer, (ii) continue to receive $125 per hour of service rendered, up to a maximum of $20,000 per calendar month, and (iii) receive a health insurance allowance of $1,200 per calendar month.

The foregoing description of the terms and conditions of the Horowitz Agreement Amendment is only a summary and is qualified in its entirety by the full text of the Horowitz Agreement Amendment, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Also, effective as of May 8, 2019, Mr. Horowitz will serve as the principal executive officer of the Company and Timothy C. Scott, Ph.D. will no longer serve as President and principal executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit Number	Description

10.1	Amendment to the Independent Contractor Agreement dated April 19, 2017 between the Company and Bruce Horowitz, dated May 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer